Exhibit 99.1

International Rectifier Provides Update on Restatement Process

EL SEGUNDO, Calif.—(BUSINESS WIRE)—May 12, 2008— International Rectifier Corporation (NYSE:IRF) today filed a Form 12b-25 with the Securities and Exchange Commission (“SEC”) providing information for the period ended March 31, 2008, describing certain matters that prevent it from filing its quarterly report on Form 10-Q for this same period, and providing an update on its restatement process.

As previously reported in other filings with the SEC, the Audit Committee of the Company’s Board of Directors has determined that the Company’s financial statements for its fiscal quarters ended September 30, 2003 through December 31, 2006 and for its fiscal years ended June 30, 2004 through June 30, 2006 should not be relied upon.

The Company has previously reported that it has received a three-month extension for continued listing and trading on the New York Stock Exchange (“NYSE”). The extension, which is subject to reassessment by the NYSE on an ongoing basis, provides the Company until June 17, 2008 to file its Annual Report on Form 10-K for the year ended June 30, 2007 with the SEC.   The NYSE has advised the Company that it will closely monitor the Company’s progress regarding the completion of its June 30, 2007 Annual Report.  If the Company does not complete and file the Annual Report by June 17, 2008, the Company can once again be reassessed by the NYSE for an additional trading period of up to three additional months.  The Company continues to work diligently and, absent a significant development that would arise from its ongoing assessment of the results of its internal investigation, and its review and audit of restated financial statements, the Company plans to be able to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2007 in compliance with the June 17, 2008 date established by the NYSE, in addition to its quarterly reports on Form 10-Q for fiscal quarters ended September 30, 2007, December 31, 2007 and March 31, 2008.

A copy of the Company’s May 12, 2008 Form 12b-25 is available at the Company’s website at http://investor.irf.com.

The Company currently intends to host a conference call to discuss the results following the filing of the Annual Report on Form 10-K for the fiscal year ended June 30, 2007, and quarterly reports on Form 10-Q for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008 with the SEC.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Note: Statements made or implied in this release that are in the future tense or that are accompanied by words such as “plans” or variations of such words are “forward-looking” and involve risks and uncertainties that are not within the Company’s control. These risks include those related to the ability of the Company to file its Annual Report on Form 10-K for the year ended June 30, 2007 with the Securities and Exchange Commission (“SEC”) and quarterly reports on Form 10-Q for the fiscal quarters ending September 30, 2007, December 31, 2007 and March 31, 2008 and include unforeseen issues arising in connection with the Company’s ongoing assessment of the results of its internal investigation, and the Company’s review and audit of restated financial statements.  As noted in this release, while the Company plans to complete its Annual Report on Form 10-K for the year ended June 30, 2007 and file such report with the SEC within the time required by the rules of the New York Stock Exchange (“NYSE”, which date is currently June 17, 2008) and discretionary extensions, if any, there can be no assurance that the Company will be able to file the Form 10-K within the time required by the NYSE or the outstanding quarterly reports by such time.  If the Company cannot file within such time period, then the Company’s common stock may become delisted from the exchange which, among other things, would adversely affect the ability to trade such shares freely, restrict liquidity in the market for such shares and have a material adverse affect on the Company’s stock price. A fuller explanation of general risks and uncertainties is contained in the Company’s periodic and other filings from time to time with the SEC.

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Company contact:

Investors

Portia Switzer

310.726.8254

Chris Toth

310.252.7731

Media

Graham Robertson

310.529.0321